Exhibit 24

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Albert P.L. Stroucken, Raymond A. Tucker and Richard C. Baker, with full power to each act without the other, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the offering of 350,000 shares of Common Stock of H.B. Fuller Company pursuant to the H.B. Fuller Company Executive Stock Purchase Loan Program, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

    Dated: July 20, 2000

Signature:	Title:
/s/ ALBERT P.L. STROUCKEN Albert P.L. Stroucken	Chairman of the Board, President and Chief Executive Officer and Director (principal executive officer)
/s/ RAYMOND A. TUCKER Raymond A. Tucker	Senior Vice President, Chief Financial Officer (principal financial officer)
/s/ DAVID J. MAKI David J. Maki	Vice President and Controller (principal accounting officer)
/s/ ANTHONY L. ANDERSEN Anthony L. Andersen	Director
/s/ NORBERT R. BERG Norbert R. Berg	Director
/s/ EDWARD L. BRONSTIEN, JR. Edward L. Bronstien, Jr.	Director
/s/ ROBERT J. CARLSON Robert J. Carlson	Director
/s/ FREEMAN A. FORD Freeman A. Ford	Director
/s/ GAIL D. FOSLER Gail D. Fosler	Director
/s/ REATHA CLARK KING Reatha Clark King	Director
/s/ WALTER KISSLING Walter Kissling	Director
/s/ JOHN J. MAURIEL John J. Mauriel, Jr.	Director
/s/ LEE R. MITAU Lee R. Mitau	Director
Lorne C. Webster	Director